UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 1, 2010

CHINA POLYPEPTIDE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-151148	20-8731646
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 11 Jiangda Road
Jianghan Economical Development Zone
430023 Wuhan, P.R. China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (86) 2783518396

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to an Employment Agreement dated March 1, 2010, by and between China Polypeptide Group, Inc. (“CPGI”) and Richard Liu (the “Agreement”), Mr. Liu was hired as the Chief Financial Officer of CPGI commencing March 1, 2010.

The Agreement has an initial three-year term expiring March 1, 2013 (the “Term”), and is automatically renewable for the same period unless a written notice of nonrenewal is given by either Mr. Liu or CPGI at least 90 days prior to the expiration of the Term.  The Agreement provides for Mr. Liu an annual base salary of approximately $87,850 (RMB 600,000) per year, subject to increase at the discretion of the Company.  The Agreement provides for performance-based bonuses, at CPGI’s sole discretion, in accordance with CPGI’s bonus policy for executive employees.  Mr. Liu shall have the right to receive (i) 8,000 shares of restricted common stock, $0.0001 par value of CPGI (the “Common Stock”) upon execution of the Agreement, and (ii) an additional 90,000 shares of restricted Common Stock, which 90,000 shares shall vest in 6 equal installments of 15,000 shares at the beginning of each six-month period during the Term of this Agreement, with the first 15,000 shares vesting on March 1, 2010.  Mr. Liu is eligible to be granted stock options (the “Stock Options”) under any stock option plan or other share incentive program adopted by CPGI.

Mr. Liu has served as a senior executive for a number of private and public U.S. and Chinese companies.  From April 2008 to December 2009, Mr. Liu was the Chief Financial Offer of China Energy Recovery, Inc., a clean technology and alternative energy company listed on the OTCBB.  From October 2006 to March 2008, Mr. Liu was the Chief Executive Officer and a Director of China National Credit Information Services, Inc., a credit advisory company.  From August 2004 to September 2006, he co-founded and served as the Vice President of Finance and Operations and a Director of PanPacifics Technology Holding Ltd., an on-demand global trade management software developer.  Mr. Liu served as the Director of Finance for Kiwa Bio-Tech Products Group Corp., an agricultural bio-technological product producer listed on OTCBB, from September 2003 to August 2004.  Before that, he was an assistant Chief Financial Officer for YesMobile Holdings Co. Ltd., a Chinese wireless technology company, from July 2000 to July 2001.  Mr. Liu began his career at Arthur Andersen, LLP, a public accounting firm, where he worked from August 1996 to July 2000.  Mr. Liu holds an MBA degree from UCLA and obtained his B.E. degree from Shanghai Jiao Tong University in China.  Mr. Liu is also a member of the Chinese Institute of Certified Public Accountants (CICPA).

Mr. Liu has no family relationships with any of the executive officers or directors of the Company.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Liu had, or will have, a direct or indirect material interest.

Effective as of March 1, 2010, Ms. Lirong Hu, the Company’s former Chief Financial Officer resigned but will continue to serve as the Company’s Treasurer and a Director.

The foregoing summary description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached to this report as Exhibit 10.1.

Item 9.01.	Financial Statement and Exhibits

(c )	Exhibits
	10.1	Employment Agreement, dated as of March 1, 2010, between CPGI and Mr. Richard Liu.

SIGNATURES

Pursuant to the requirements of Section12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Polypeptide Group, Inc.

Date: March 5, 2010	By:	/s/ Dongliang Chen
Name: Dongliang Chen Title: Chairman and Chief Executive Officer